UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

Oxford City Football Club, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OXFORD CITY FOOTBALL CLUB, INC.

10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441

Telephone: (617) 501-6766

November 1, 2013

Dear Shareholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock and preferred stock of Oxford City Football Club, Inc., a Florida corporation (the “Company”), as of the close of business on the record date, October 17, 2013. The purpose of the Information Statement is to notify the Company’s shareholders that on October 17, 2013, the Company received a written consent in lieu of a meeting of shareholders from the holders of our common and preferred stock, representing 51% of the combined voting power of our common and preferred stock. The written consent adopted resolutions that:

(1)	increased the number of authorized shares of the Company’s common stock from two hundred million (200,000,000) shares to five hundred million (500,000,000) shares; and

(2)	increased the number of authorized shares of the Company’s preferred stock from ten thousand (10,000) shares to forty million (40,000,000) shares.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding capital stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock and preferred stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about November 1, 2013 to shareholders of record on October 17, 2013.

Sincerely,

/s/ Thomas Guerriero
Thomas Guerriero
President and Chief Executive Officer

2

OXFORD CITY FOOTBALL CLUB, INC.

10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441

Telephone: (617) 501-6766

_____________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock and preferred stock of Oxford City Football Club, Inc., a Florida corporation (the “Company”), as of the close of business on the record date, October 17, 2013. The purpose of the Information Statement is to notify the Company’s shareholders that on October 17, 2013, the Company received a written consent in lieu of a meeting of shareholders from the holders of our common and preferred stock, representing 51% of the combined voting power of our common and preferred stock. The written consent adopted resolutions that:

(1)	increased the number of authorized shares of the Company’s common stock from two hundred million (200,000,000) shares to five hundred million (500,000,000) shares; and

(2)	increased the number of authorized shares of the Company’s preferred stock from ten thousand (10,000) shares to forty million (40,000,000) shares.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority of shareholders of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our shareholders.

Because shareholders holding at least a majority of the voting rights of our outstanding common stock and preferred stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common stock and preferred stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

In accordance with the Company’s bylaws, our Board of Directors has fixed the close of business on October 17, 2013 as the record date for determining the shareholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about November 1, 2013 to shareholders of record on the record date.

DISTRIBUTION AND COSTS

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, the Company will only deliver one Information Statement to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders. Also, the Company will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to the Company at its address noted above.

Shareholders may also address future requests regarding delivery of information statements by contacting the Company at the address noted above.

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VOTE REQUIRED; MANNER OF APPROVAL

Approval of the increase of the Company’s authorized common stock and preferred stock requires the affirmative vote of the holders of a majority of the voting power of the Company. Because shareholders holding at least a majority of the voting rights of our outstanding common and preferred stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through their ownership of common and preferred stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from shareholders.

In addition, the Florida Business Corporation Act provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The common stock and the Series A Convertible Preferred Stock constitute the sole outstanding classes of the Company’s voting securities. On October 17, 2013, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, the Company had 800,413 shares of common stock issued and outstanding and 2,500 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Series A Convertible Preferred Stock had 100 votes. Thus, the voting power of all of the Series A Convertible Preferred Stock was 250,000 votes. The holders of the Series A Convertible Preferred Stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Convertible Preferred Stock, each having 100 votes per share. Thus, the combined voting power of all of the Series A Convertible Preferred Stock and common stock was 1,050,413 votes. Accordingly, the vote or written consent of the shareholders holding at least 525,207 shares of the combined outstanding common stock and Series A Convertible Preferred Stock is necessary to increase of the Company’s authorized common stock and preferred stock.

On October 17, 2013, the Company received a written consent from Thomas Guerriero, the holder of 164,649 shares of the issued and outstanding shares of common stock and 2,500 shares of the issued and outstanding Series A Convertible Preferred Stock, Tim Coleman, the holder of 50,000 shares of the issued and outstanding common stock, Don Newman, the holder of 25,000 shares of the issued and outstanding common stock, and Bymel Ventures, the holder of 50,000 shares of the issued and outstanding common stock, representing 51% of the issued and outstanding shares of common stock and Series A Convertible Preferred Stock. The written consent adopted resolutions that increased the number of authorized shares of the Company’s common stock from two hundred million (200,000,000) shares to five hundred million (500,000,000) shares and increased the number of authorized shares of the Company’s preferred stock from ten thousand (10,000) shares to forty million (40,000,000) shares.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment to the Articles of Incorporation of Oxford City Football Club, Inc. may not be filed with the Florida Secretary of State and the increase in authorized common stock and preferred stock may not be implemented until twenty (20) calendar days after this Information Statement is first mailed to our shareholders. As mentioned earlier, the increase in authorized preferred stock will become effective upon the filing of the relevant documents with the Secretary of State of the State of Florida, which is anticipated to be on or about November 20, 2013, twenty (20) days after the mailing of this Information Statement.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, with a par value of $0.0001 per share, and 10,000 shares of preferred stock, blank check, with a par value of $0.0001 per share.

Common Stock

The voting power of our capital stock consists of common stock and Series A Convertible Preferred Stock. The holders of the Series A Convertible Preferred Stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Convertible Preferred Stock, each having 100 votes per share. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Series A Convertible Preferred Stock and common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any additional classes of preferred stock. Holders of our Series A Convertible Preferred and common stock representing one percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;
3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;
5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;
8.	Any other relative rights, preferences and limitations of that series

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Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Series A Convertible Preferred Stock

On December 3, 2012, we filed an Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida (the “Certificate of Designation”) setting forth the rights and preferences of the Corporation’s Series A Convertible Preferred Stock. The Certificate of Designation (i) authorized ten thousand (10,000) shares of the Corporation’s preferred stock as “Series A Convertible Preferred Stock”; (ii) provided that the holders of Series A Convertible Preferred Stock shall have the right to cast one hundred (100) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock; (iii) and provided that any one (1) share of Series A Convertible Preferred Stock shall be convertible into one hundred (100) shares of the Corporation’s common stock, par value $.0001 per share.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Derivative Securities

On June 11, 2012, our Board of Directors adopted the 2012 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentive to employees, directors and consultants, and to promote our success. Under the Plan, we may issue up to an aggregate total of 13,750 incentive or non-qualified options to purchase our common stock or stock awards. As of October 17, 2013, we have issued 10,000 shares of our common stock under the Plan.

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ACTION #1

INCREASE AUTHORIZED COMMON STOCK

The Board of Directors and stockholders of the Company have approved an increase in the number of the Company’s authorized shares of common stock from two hundred million (200,000,000) shares to five hundred million (500,000,000) shares by means of filing Articles of Amendment to the Company’s Articles of Incorporation.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because the holders of common stock do not have preemptive rights to purchase or subscribe for any new issuances of common stock, the authorization and subsequent issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter current stockholders’ relative rights and limitations.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the increase in the authorized common stock is attached hereto as Exhibit A. The increase in the authorized common stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Florida, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase

In order to permit the Company to raise capital or issue its common stock for other business purposes, the Company needs to increase the number of shares of its authorized common stock for issuance under its Articles of Incorporation. As a result of the increase in authorized common stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends.

The Company is at all times investigating additional sources of financing which the board of directors believes will be in the Company’s best interests and in the best interests of the Company’s shareholders. While the Company hopes to raise money in the near future, it currently has no plans, arrangements or understandings for the issuance of additional shares at the present time.

Effects of Increase

With an increase in the Company’s authorized common shares, the board of directors will be able to issue those additional shares without the approval of the Company’s shareholders, except as may be required by applicable law. In general, the issuance of any new shares of common stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the common stock. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized common stock be utilized as an anti-takeover measure.

No Dissenters’ Right of Appraisal

Neither Florida law nor our Articles of Incorporation provide our shareholders with dissenters’ rights in connection with the Articles of Amendment to our Articles of Incorporation. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the Articles of Amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

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ACTION #2

INCREASE AUTHORIZED PREFERRED STOCK

The Board of Directors and stockholders of the Company have approved an increase in the number of the Company’s authorized shares of preferred stock from ten thousand (10,000) shares to forty million (40,000,000) shares by means of filing Articles of Amendment to the Company’s Articles of Incorporation. The Articles of Amendment to the Company’s Articles of Incorporation will continue to permit the Company to issue “blank check” preferred stock.

The Articles of Amendment to the Company’s Articles of Incorporation will authorize the Company to issue 40,000,000 shares of preferred stock, of which 2,500 are already issued and outstanding as Series A Convertible Preferred Stock. The number of shares of preferred stock designated as Series A Convertible Preferred Stock shall be increased from 2,500 to 10,000,000 shares. As such, out of the total 40,000,000 shares of authorized preferred stock of the Company, 10,000,000 shares shall be designated as Series A Convertible Preferred Stock and the remaining 30,000,000 shall be authorized preferred stock without current designation, but as may be later established by the Board of Directors.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the increase in the authorized preferred stock is attached hereto as Exhibit A. The increase in the authorized preferred stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Florida, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase

In order to permit the Company to raise capital or issue its common stock for other business purposes, the Company needs to increase the number of shares of its authorized preferred stock for issuance under its Articles of Incorporation. As a result of the increase in authorized preferred stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends.

The Company is at all times investigating additional sources of financing which the board of directors believes will be in the Company’s best interests and in the best interests of the Company’s shareholders. While the Company hopes to raise money in the near future, it currently has no plans, arrangements or understandings for the issuance of additional shares at the present time.

Effects of Increase

With an increase in the Company’s authorized preferred shares, the board of directors will be able to issue those additional shares without the approval of the Company’s shareholders, except as may be required by applicable law. Moreover, the Company will be able to affix the relative rights, powers, restrictions and other designations to the “blank check” preferred stock. In general, the issuance of any new shares of preferred stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized preferred stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of preferred stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the preferred stock. Such an issuance of shares of preferred stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized preferred stock be utilized as an anti-takeover measure.

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No Dissenters’ Right of Appraisal

Neither Florida law nor our Articles of Incorporation provide our shareholders with dissenters’ rights in connection with the Articles of Amendment to our Articles of Incorporation. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the Articles of Amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of October 17, 2013, the beneficial ownership of our common and preferred stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Unless otherwise noted, the address of each beneficial owner is located at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class (2)
Common	Thomas Guerriero	414,649(3)	39%
Common	Philip Clark	-	-
Common	Anthony Guerriero	-	-
Total of All Directors and Executive Officers:

More Than 5% Beneficial Owners:
Common	None

(1)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)	The percent of class is based on 1,050,413 voting shares as of October 17, 2013, comprised of 800,413 shares of the Company’s common stock issued and outstanding as of October 17, 2013, and 2,500 shares of the Company’s Series A Convertible Preferred Stock issued and outstanding as of October 17, 2013, which has the power to vote 250,000 shares.
(3)	Includes 164,649 shares of common stock and 2,500 shares of Series A Convertible Preferred Stock held in his name.

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OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE PLAN, PLEASE CONTACT:

OXFORD CITY FOOTBALL CLUB, INC.

10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441

Telephone: (617) 501-6766

Sincerely,

/s/ Thomas Guerriero
Thomas Guerriero
President and Chief Executive Officer

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EXHIBIT A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

OXFORD CITY FOOTBALL CLUB, INC.

Pursuant to the provisions of section 607.1006 of the Florida Business Corporation Act, Oxford City Football Club, Inc. (the "Corporation"), adopts the following amendments to its Articles of Incorporation:

SECOND: Article V of the Articles of Incorporation is hereby amended to read as follows:

The total number of shares of capital stock that the Corporation has the authority to issue is five hundred forty million (540,000,000) shares. This Corporation is authorized to issue two classes of shares of capital stock to be designated as “Common Stock” and “Preferred Stock.” These shares shall be divided into two classes, consisting of five hundred million (500,000,000) shares of Common Stock $.0001 par value per share and forty million (40,000,000) shares of Preferred Stock, blank check, $.0001 par value per share.

The shares of Preferred Stock may be issued from time to time on one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issuance of any or all of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, options, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Florida. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

On December 3, 2012, the Corporation filed Articles of Amendment to the Articles of Incorporation to provide for a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation is incorporated herein by reference in its entirety, with the exception that the number of shares of preferred stock designated as Series A Convertible Preferred Stock shall be ten million (10,000,000) shares.

The foregoing amendment was authorized and approved by the Board of Directors by unanimous written consent, in lieu of a meeting effective as of October 17, 2013 and approved by the shareholders owning a majority of the outstanding voting shares pursuant to a written consent, in lieu of a meeting effective as of October 17, 2013. The number of votes cast for the amendment by the shareholders was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this _____ day of __________, 2013.

OXFORD CITY FOOTBALL CLUB, INC.

By:_____________________________________

Name: Thomas Guerriero

Title: CEO and Director

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